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Exhibit 99.1

Artisoft Announces Financial Results for Fourth Quarter of Fiscal 2003
Achieves another record high quarter for TeleVantage sales

        CAMBRIDGE, MA—August 7, 2003—Artisoft®, Inc. (Nasdaq: ASFTC), developer of the first software-based phone system, today reported its financial results for the fourth quarter of fiscal 2003. Revenue increased 6% from the previous quarter, highlighted by a 21% increase in end user sales of the company's flagship TeleVantage 5.0 products and a new record high in overall TeleVantage sales in a quarter.

        Artisoft reported revenue of $1.9 million and a net loss of $1.8 million. This sales figure includes a non-cash reduction of approximately $100,000 for the amortized cost of equity relating to Toshiba's investment in Artisoft in a prior period. These results compare to revenue of $1.8 million and a net loss of $1.7 million for the third quarter of fiscal 2003, including a non-cash reduction of approximately $25,000 for the amortized cost of equity relating to Toshiba's investment. Earnings were impacted by charges of approximately $400,000 for restructuring, as well as professional services relating to activity associated with recent registration statements and the company's Nasdaq listing. The loss per common share in the fourth quarter of fiscal 2003 was $.59 compared to $.56 in the third quarter of fiscal 2003.

        For the year ended June 30, 2003 Artisoft reported revenue of $6.6 million and a net loss of $7.0 million, which compares to revenue of $6 million and a net loss of $8.4 million during fiscal 2002. Reported revenue for 2003 and 2002 include a non-cash reduction of approximately $250,000 and $375,000, respectively, for the amortized cost of equity relating to Toshiba's investment in Artisoft in a prior period. Gross margins during fiscal 2003 improved to 96% from 85% for fiscal 2002, largely as a result of discontinuing hardware sales and growing high-margin TeleVantage software sales.

        "We continue to see growing demand for TeleVantage in the small- to medium-size business market, where both our reseller and OEM channels are gaining momentum," said Steve Manson, Artisoft's president and CEO. "In addition, we are seeing increased interest from large enterprise customers who are attracted to the productivity and cost benefits of deploying TeleVantage over many sites. The telecom industry's shift away from proprietary hardware-based technologies to open systems solutions like TeleVantage is becoming more apparent, and Artisoft is well-positioned for leadership in the emerging, high-growth open systems communications market."

        Growing demand for TeleVantage also drove further expansion of the Open Communications Alliance Program, a coalition of over 30 leading technology vendors who are collaborating with Artisoft to develop standards-based solutions with TeleVantage as the focal point. During the fourth quarter, the company forged relationships with AudioCodes, Bits, Bytes & Megabytes, CoLinear Systems, Copia International, Euroline AS, Incotesy, Logicphone, Scitec, SpectraLink Corporation, Telephony Supply and Uniden to deliver best-of-breed solutions that combine Voice over IP (VoIP), contact management, order management, fax, predictive dialing, automatic billing, telesales, and wireless features with the advanced capabilities of TeleVantage.

        During the fourth quarter, Artisoft also announced that Customer Inter@ction Solutions® magazine has bestowed its CRM Excellence Award on TeleVantage for the improvements realized by Nationwide Home Loans. The annual award program honors products and services that have proven invaluable in helping their clients execute successful CRM strategies and maintain customer relationships from acquisition through retention. In addition, Artisoft launched the Artisoft Certified Engineers (ACE) partner program, which is designed to certify, recognize, and promote telephony integrators with proven expertise in creating custom applications based on TeleVantage, using open systems and the TeleVantage Software Development Kit (SDK).

        Artisoft also announced that it has begun mailing to its stockholders its definitive proxy materials relating to its special meeting of stockholders scheduled for September 9, 2003 concerning the proposed $4 million financing announced by Artisoft on June 30, 2003.

        Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the fourth quarter and fiscal year 2003 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft's website, http://www.artisoft.com/corpcalls.html. A recorded replay of the conference call will be available 24 hours per day beginning on Thursday, August 7, 2003 at 8:00 p.m. ET until August 14, 2003 at the Investor Relations section of Artisoft's website, http://www.artisoft.com/corpcalls.html.

About Artisoft

        Artisoft Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft's TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. The company's innovative products have consistently garnered industry recognition for technical excellence, winning more than 30 awards. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

# # #

        Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:

        This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: the final review of the Company's financial results and preparation of the Company's financial statements for the fiscal quarter and year ended June 30, 2003, the Company's ability to complete its proposed financing announced on June 30, 2003, the availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company's strategic alliances, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company's filings with the Securities and Exchange Commission including its most recent filings on Form 10-K and Form 10-Q.

For additional information, contact:
Financial Community:	Media Community:
Duncan Perry	Mary Ellen Quinn
617-354-0600 x201	617-354-0600 x342
dperry@artisoft.com	mquinn@artisoft.com

Tabular information follows:

Artisoft, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2003	2002	2003	2002
Net revenue:
Product	$1,852	$1,600	6,606	$6,050
Services	—	—	—	20

Total net revenue	1,852	1,600	6,606	6,070
Cost of sales:
Product	54	83	236	870
Services	—	—	—	12

Total cost of sales	54	83	236	882
Gross profit:
Product	1,798	1,517	6,370	5,180
Services	—	—	—	8

Total gross profit	1,798	1,517	6,370	5,188
Operating expenses:
Sales and marketing	1,581	1,483	5,539	5,893
Product development	806	755	3,084	3,486
General and administrative	1,170	957	4,837	4,414

Total operating expenses	3,557	3,195	13,460	13,793

Loss from operations	(1,759)	(1,678)	(7,090)	(8,605)
Other income, net	8	29	61	188

Net loss	(1,751)	(1,649)	(7,029)	(8,417)

Dividend to Series B preferred stock	—	—	(2,006)	(2,766)
Loss applicable to common stock	$(1,751)	$(1,649)	(9,035)	$(11,183)

Net loss applicable to common stock-Basic and Diluted	$(0.59)	$(0.63)	(3.13)	$(4.26)

Weighted average common shares outstanding-Basic and Diluted	2,974	2,630	2,889	2,627

Artisoft, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2003	June 30, 2002
	Unaudited	Audited
ASSETS
Current Assets:
Cash and cash equivalents	$3,041	$6,020
Receivables:
Trade accounts, net of allowances of $182 and $258 at March, 2003 and June 2002, respectively	838	858
Other receivables	—	—
Inventories	18	14
Prepaid expenses	368	274

Total current assets	4,265	7,166

Property and equipment	3,756	3,480
Less accumulated depreciation and amortization	(3,296)	(2,682)

Net property and equipment	460	798

Other assets	269	257

	$4,994	$8,221

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$396	$376
Accrued liabilities	2,149	1,569
Deferred revenue	2,768	1,723
Customer Deposits	—	—

Total current liabilities	5,313	3,668

Commitments and contingencies	—	—
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares; Series A Preferred Stock, $1.00 par value. Authorized 50,000 Series A shares; no Series A shares issued at June 30, 2003	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000 Series B shares; issued 2,800,000 Series B shares at June 30, 2003 (Aggregate liquidation value $7 million)	2,800	2,800
Common stock, $.01 par value. Authorized 50,000,000 shares; issued 5,206,243 shares at June 30, 2003 and 4,861,102 at June 30, 2002	52	48
Additional paid-in capital	108,505	106,704
Accumulated deficit	(40,726)	(33,697)
Deferred Toshiba equity cost	(1,270)	(1,518)
Less treasury stock, at cost, 2,216,783 shares at June 30, 2003 and 2,220,083 at June 30, 2002	(69,680)	(69,784)

Net shareholders' equity	(319)	4,553

	$4,994	$8,221

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Exhibit 99.1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS